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                                                                     EXHIBIT 5.1

                  [GRAY CARY WARE & FREIDENRICH LLP LETTERHEAD]

February 27, 2001

Securities and Exchange Commission
Judiciary Plaza 450 Fifth Street, N.W.
Washington, D.C. 20549

Re: MAXTOR CORPORATION REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission) under the Securities Act of 1933, as amended, for the registration of up to 139,540,000 shares of Common Stock, par value $.01 per share (the "Shares"), of Maxtor Corporation (the "Company").

We have acted as counsel for the Company in connection with the issuance of the Shares pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 3, 2000, between and among the Company, Quantum Corporation, Insula Corporation, and Hawaii Acquisition Corporation (the "Merger Agreement"). We have examined signed copies of the Registration Statement and the exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, as originally filed or as amended or supplemented.

This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Respectfully submitted,


/s/ GRAY CARY WARE & FREIDENRICH LLP

GRAY CARY WARE & FREIDENRICH LLP